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                                                                   Exhibit 3.1.2
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                    CVC, INC.
   (PURSUANT TO SECTIONS 242 AND 245 OF THE DELAWARE GENERAL CORPORATION LAW)


                  CVC, Inc., a corporation (the "Corporation") organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") hereby certifies as follows:

                  FIRST:  The name of the corporation is CVC, Inc.

                  SECOND: The date on which the initial Certificate of Incorporation was filed with the Secretary of State of the State of Delaware was October 19, 1990, under the name CVC Holdings, Inc.

                  THIRD: The Board of Directors of the Corporation, pursuant to the DGCL, adopted resolutions amending, integrating and restating the Certificate of Incorporation to read in full as set forth in the Restated Certificate of Incorporation attached hereto.

                  FOURTH: Pursuant to resolutions of the Board of Directors of the Corporation, the Restated Certificate of Incorporation was thereafter submitted to the stockholders of the Corporation for their approval, which approval was given by written consent of the stockholders pursuant to Section 228 and in accordance with Section 245 of the DGCL.

             IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Christine B. Whitman, its Chairman of the Board, President and Chief Executive Officer, this ____ day of _________, 1999.


                                            CVC, INC.

                                            ------------------------------
                                            Christine B. Whitman,
                                            Chairman of the Board, President and
                                            Chief Executive Officer



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                      RESTATED CERTIFICATE OF INCORPORATION
                                  OF CVC, INC.


                                    ARTICLE I

          The name of the Corporation is CVC, Inc.


                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                  Section 1.        CAPITAL STOCK

                  (a) CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock, designated "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 55,000,000. The total number of shares of Common Stock which the Corporation is authorized to issue is 50,000,000, par value $0.01 per share. The total number of shares of Preferred Stock which the Corporation is authorized to issue is 5,000,000, par value $0.01 per share.

                  (b) ISSUANCE OF PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing one or more certificates pursuant to the General Corporation Law of the State of Delaware (each, a "Preferred Stock designation"), to fix or alter from time to time the designations, powers, preferences and rights of each such series of Preferred Stock and the qualifications, limitations or restrictions thereof, including, without limitation, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices and the liquidation preferences of any wholly-unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the


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status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                  (c) RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF COMMON STOCK.

                           1. DIVIDEND RIGHTS. Subject to the prior or equal
rights of holders of all classes of stock at the time outstanding having prior or equal rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                           2. REDEMPTION. The Common Stock is not redeemable
upon demand of any holder thereof or upon demand of the Corporation.

                           3. VOTING RIGHTS. The holder of each share of Common
Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the By-Laws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                  Section 2.        BOARD OF DIRECTORS

                  The Board of Directors of the Corporation shall consist of not less than three (3) members, the exact number to be fixed from time to time solely by resolution of the Board of Directors acting by not less than a majority of the directors then in office.

                                    ARTICLE V

         In furtherance and not in limitation of powers conferred upon the stockholders by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation, subject to the power of the stockholders to alter or repeal the by-laws made or altered by the Board of Directors.

                                   ARTICLE VI

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said


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compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE VII

         To the fullest extent permitted by Delaware General Corporation Law as the same exists or as hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         The Corporation may indemnify to the fullest extent permitted by law any person (including the representative of such person's estate and such person's successors and assigns) made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of the Corporation or served at any other enterprise as a director, officer or employee at the request of the Corporation.

         Neither any amendment nor repeal of this Article VII nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article VII shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE VIII

         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, or by the President of the Corporation.

                                   ARTICLE IX

            The Corporation is to have perpetual existence.

                                    ARTICLE X

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are herein granted subject to this reservation.